SECURITIES AND EXCHANGE COMMISSION
                            Washington D. C. 20549
                            ---------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                            ---------------------

                       UNITED FINANCIAL MORTGAGE CORP.

            (Exact name of registrant as specified in its charter)

            ILLINOIS                                     36-3440533
 ________________________________               _____________________________
 (State or other jurisdiction of                       (I.R.S. employer
 incorporation or organization)                     identification number)


 600 Enterprise Drive, Suite 206              Joseph Khoshabe, President
 Oak Brook, Illinois 60523                    United Financial Mortgage Corp.
 (630) 571-7222                               600 Enterprise Drive, Suite 206
 --------------------------------             Oak Brook, IL 60523
 (Address and telephone number of             (630) 571-7222
 Registrant's Principal Executive Offices)    -------------------------------
                                              (Name, address and telephone
                                              number of agent for service)

                         NON-QUALIFIED AND INCENTIVE
                              STOCK OPTION PLAN
                         ---------------------------
                           (Full Title of the Plan)

                       Copies of all communications to:

                            Robert S. Luce, Esq.,
                          399 Quentin Road, Suite A
                              Palatine, IL 60067
                                (847) 776-9729


 Title of each     Amount    Proposed Maximum  Proposed Maximum     Amount
   class o          to be        Offering         Aggregate       Registered-
 securities to   Registered      Price Per        Offering       Registration
 be Registered       (1)         Share (2)        Price (2)         Fee (2)
 --------------  ----------  ----------------  ----------------  ------------
 Common Stock,
 No par value      500,000         $2.00        $1,000,000.00       $250.00


 (1) Includes an indeterminate number of additional shares that may be issued pursuant to the above stock option plan as a result of any future stock split, stock dividend or similar adjustment.

 (2) The Proposed Maximum Offering Price Per Share and Proposed Maximum Aggregate Offering price are based upon the market price of the shares on the date hereof in accordance with Rule 457(h) of the Securities Act of 1933, as amended. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act of 1933, as amended.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

 Item 1.   Plan Information.*

 Item 2.   Registrant Information and Employee Plan Annual Information.*

 * Information required by Part I to be contained in Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.



                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 Item 3. Incorporation of Documents by Reference.

      The  following  documents  are   incorporated  by  reference  in   this
 Registration Statement of UNITED FINANCIAL MORTGAGE CORP. ("UFM" or the "Registrant") and in the related Section 10(a) prospectus:

      (a) UFM's Annual Report on Form 10-KSB for the year ended April 30, 2001 filed with the Commission on July 31, 2001.

      (b) UFM's Quarterly Report on Form 10-QSB for the quarterly period ended July 31, 2001 filed with the Commission on September 14, 2001.

      (c) See "Description of Securities" at pages 3 and 4 of the Section 10(a) Prospectus relating to the Non-Qualified and Incentive Stock Option Plan.

      In addition, all documents subsequently filed pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

 Item 4. Description of Securities.

      See item 3. (c) herein

 Item 5. Interests of Named Experts and Counsel.

      The validity of the securities that have been or may be offered under the UFM Non-Qualified and Incentive Stock Option (the "Plan") will be passed upon for UFM by Robert S. Luce, Esq., Attorney at Law, 399 Quentin Road, Suite A, Palatine, Illinois 60067.

 Item 6. Indemnification of Directors and Officers.

      UFM's By-Laws authorizes UFM to indemnify any current or former director, officer, employee, or agent of UFM, or a person serving in a similar post in another organization at the request of UFM, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by public policy or other applicable law. The By-Laws also authorize UFM to indemnify its directors, officers, employees, or agents in terms sufficiently broad so as to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

 Item 7. Exemption from Registration Claimed.

      Not Applicable.

 Item 8. Exhibits.

      The Exhibits to this Registration Statement are listed in the Index to Exhibits on page 5.

 Item 9. Undertakings.

      The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3)  To  remove from registration by  means of a post-effective  amendment
 any  of  the  securities  being  registered  which  remain  unsold  at   the
 termination of the offering.

   (4) That, for purposes of determining any liability under the Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) That, insofar as indemnification for liabilities under the Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by UFM is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oak Brook, State of Illinois, on the 2nd day of November, 2001.


                                    UNITED FINANCIAL MORTGAGE CORP.

                                    By: /s/ Steve Khoshabe
                                    ----------------------------------------
                                    Steve Khoshabe, Executive Vice President
                                    and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 2, 2001.



      Signature                Title
      ---------                -----

 /s/ Joseph Khoshabe      *    Director
 -------------------
     Joseph Khoshabe


 /s/ Robert S. Luce       *    Director
 -------------------
     Robert S. Luce


 /s/ John A. Clark        *    Director
 -------------------
     John A. Clark


 /s/ Elliot Jacobs        *    Director
 -------------------
     Elliot Jacobs


 /s/ James R. Zuhlke      *    Director
 -------------------
     James R. Zuhlke

 _________________________________
 *The undersigned, by signing his name hereto, does hereby sign this Registration Statement on behalf of each of the above-indicated directors and officers of the Registrant pursuant to a Power of Attorney signed by such directors and officers.

                                              Robert S. Luce



                                              /s/ Robert S. Luce
                                              ------------------
                                                  Robert S. Luce
                                                  Attorney-in-Fact

                              INDEX TO EXHIBITS


 Exhibit
 Number                   Description of Exhibits
 ------                   -----------------------
 4.1 Non-Qualified and Incentive Stock Option Plan and the Section 10(a) Prospectus relating thereto.

 5.1.  Opinion of Counsel regarding legality

 23.1. Consent of Independent Public Accountant

 24    Powers of Attorney, (see signature page).